Exhibit 21
Energizer Subsidiaries

	Subsidiary Name	Jurisdictions of Incorporation	Percentage of Control

	Energizer Argentina S.A.	Argentina	100%
	Energizer Australia Pty. Ltd.	Australia	100%
*	Energizer Austria Ges.m.b.H.	Austria	100%
	Wilkinson Sword Ges.m.b.H.	Austria	100%
	Energizer Sales Ltd.	Barbados	100%
	Energizer Belgium S.A.	Belgium	100%
	N.V. Wilkinson Sword S.A.	Belgium	100%
	Energizer Insurance Company Ltd.	Bermuda	100%
*	Energizer do Brasil Ltda.	Brazil	100%
	Energizer Cayman Islands Ltd.	Cayman Islands	100%
	Schick Cayman Islands Ltd.	Cayman Islands	100%
	Energizer Canada Inc.	Canada	100%
	Eveready de Chile S.A.	Chile	100%
	Energizer (China) Co., Ltd.	China	100%
	Schick (Guangzhou) Company Ltd.	China	100%
	Eveready de Colombia, S.A.	Colombia	100%
	Energizer Battery, Inc.	Delaware	100%
	Energizer Battery Manufacturing, Inc.	Delaware	100%
	Energizer Czech spol.sr.o.	Czech Republic	100%
	EBC Batteries, Inc.	Delaware	100%
	Energizer Asia Pacific, Inc.	Delaware	100%
	Energizer International, Inc.	Delaware	100%
	Energizer Japan, Inc.	Delaware	100%
	Energizer Middle East and Africa Limited	Delaware	100%
	Energizer (South Africa) Ltd.	Delaware	100%
	Eveready Battery Company, Inc.	Delaware	100%
	Energizer Receivables Funding Corporation	Delaware	100%
	Energizer Group, Inc.	Delaware	100%
	Schick Manufacturing, Inc.	Delaware	100%
	Schick North America, Inc.	Delaware	100%
	Schick Taiwan Ltd.	Delaware	100%
	Eveready Ecuador C.A.	Ecuador	100%
	Energizer Egypt S.A.E.	Egypt	63.42%
	Energizer France	France	100%
	Wilkinson Sword France S.A.S.	France	100%
	Energizer Deutschland G.m.b.H. & Co. KG	Germany	100% Partnership
	Energizer Finanzierungs GbR	Germany	100% Partnership
	Energizer Management Holding Verwaltungs mbH	Germany	100%
	Halde Zweiunddrei ß igste Verwaltungsgesellscaft mbH	Germany	100%
	Wilkinson Sword GmbH	Germany	100%
*	Eveready Ghana Limited	Ghana	66.6%
	Energizer Hellas A.E.	Greece	100%
	Energizer Hong Kong Limited	Hong Kong	100%
	Eveready Hong Kong Company	Hong Kong	100% Partnership
	Schick Asia Limited	Hong Kong	100%
	Sonca Products Limited	Hong Kong	100%
	Energizer Hungary Trading Ltd.	Hungary	100%
	EBC (India) Company Private Limited	India	100%
	Energizer India Private Limited	India	100%
*	Eveready Energizer Miniatures Limited	India	49% Joint Venture
	PT Energizer Indonesia	Indonesia	100%
	Energizer Ireland Limited	Ireland	100%
	Energizer Italia S.p.A.	Italy	100%
	Wilkinson Sword S.p.A.	Italy	100%
	Schick Japan K.K.	Japan	100%
	Eveready Batteries Kenya Ltd.	Kenya	14%
	Energizer Korea Ltd.	Korea	100%
	Energizer Malaysia SDN.BHD.	Malaysia	80%
	Eveready de Mexico S.A. de C.V.	Mexico	100%
	Energizer Holdings, Inc.	Missouri	100%
	Wilkinson Sword B.V.	Netherlands	100%
	Energizer NZ Limited	New Zealand	100%
	Eveready NZ Limited	New Zealand	100%
	Schick & Energizer Peru S.A.	Peru	100%
	Energizer Philippines, Inc.	Philippines	100%
	Energizer Polska Sp. zo.o	Poland	100%
	Wilkinson Sword Sp. zo.o.	Poland	100%
	Wilkinson Sword Artigos de Higiene Ltda.	Portugal	100%
	Energizer Puerto Rico, Inc.	Puerto Rico	100%
	Energizer LLC	Russia	100%
	Energizer Asia Investments Pte. Ltd.	Singapore	100%
	Energizer Singapore Pte. Ltd.	Singapore	100%
	Energizer Slovakia, Spol.Sr.O.	Slovak Republic	100%
	Wilkinson Sword S.A.E.	Spain	100%
	Energizer Lanka Limited	Sri Lanka	60.67%
	Energizer SA	Switzerland	100%
	Energizer (Thailand) Limited	Thailand	100%
	Wilkinson Sword Tras Urunleri Ticaret Limited Sirketi	Turkey	100%
	Berec Overseas Investments Limited	United Kingdom	100%
	Energizer Financial Service Centre Ltd.	United Kingdom	100%
	Energizer Holdings UK Co. Limited	United Kingdom	100%
	Energizer Investments U.K. Limited	United Kingdom	100%
	Energizer Limited	United Kingdom	100%
	Energizer Trust Limited	United Kingdom	100%
	Ever Ready Limited	United Kingdom	100%
*	WER (MVL) 1998 Limited	United Kingdom	100%
	Wilkinson Sword Limited	United Kingdom	100%
	Wilkinson Sword (1999) Limited	United Kingdom	100%
	EBC Uruguay, S. A.	Uruguay	100%
	Eveready de Venezuela, C.A.	Venezuela	100%

* In liquidation